UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 6, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-160446	22-3372889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Verizon Way Basking Ridge, NJ	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 6, 2010, at the Citi Entertainment, Media and Telecommunications Conference, Ivan G. Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc. (Verizon), provided an update of Verizon’s financial performance. These remarks included updates related to Cellco Partnership d/b/a Verizon Wireless.

In his presentation, Mr. Seidenberg stated that:

- For the fourth quarter 2009, Verizon expects to achieve more than 1 million wireless retail postpaid net customer additions and also expects a significantly larger number of net customer additions from the wireless reseller channel than in prior periods.

- Verizon Wireless continues to expect that it will begin providing 4G Long-Term Evolution (LTE) service in 25 to 30 markets covering 100 million POPs (points of presence) by the end of 2010. In addition, within 24 months following its commencement of LTE service, Verizon Wireless expects to provide LTE service to 80 to 90 percent of the contiguous United States.

- Verizon expects that strong wireless subscriber growth and device upgrades that were higher as a percentage of the retail postpaid customer base than in prior periods will cause wireless operating income margins to be lower in the fourth quarter 2009 than in the third quarter 2009.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Note: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us; our ability to complete acquisitions and dispositions; an adverse change in the rating afforded our debt securities or those of Verizon Communications by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates and/or availability of financing; our ability to obtain sufficient financing to satisfy our substantial capital requirements, including to fund capital expenditures, debt service and distributions to our owners, and to refinance our existing debt; our ability to acquire and retain customers; our continued provision of satisfactory service to our customers at an acceptable price; the effects of the substantial competition that exists in our markets, which has been intensifying; our ability to develop future business opportunities, including wireless data services and deployment of next-generation technology, and to continue to adapt to the changing conditions in the wireless industry; the ability of our key suppliers to meet their obligations to us; material changes in available technology and the effects of such changes, including technology substitution and the cost of deployment; the impact of continued unionization efforts with respect to our employees; regulatory and taxation developments, including new regulations and taxes that could increase our cost of doing business or reduce demand for our services; developments in connection with existing or future litigation; equipment failures, natural disasters, terrorist acts or other breaches of network or information technology security; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and our ability to successfully integrate Alltel Corporation into our operations and achieve anticipated benefits of the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellco Partnership
(Registrant)

Date:	January 8, 2010	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary